GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · APPRAISERS

December 28, 2010

Mr. Pierre Mulacek
Arkanova Energy Corp
2441 High Timbers Drive, Suite 120
The Woodlands, TX 77380

Subject: Reserve Estimate and Financial Forecast as to Arkanova Energy Corporation's Interests in the Two Medicine Cut Bank Sand Unit, Cut Bank Field, Glacier and Pondera Counties, Montana

Dear Mr. Mulacek:

As per your request, Gustavson Associates, LLC. has conducted an independent reserve evaluation and estimated the future net revenue attributable as to Arkanova Energy Corporation's interests in the Two Medicine Cut Bank Sand Unit (TMCBSU), Cut Bank Field, Glacier and Pondera Counties, Montana. It is our understanding that Arkanova plans to include this report as part of a filing with the United States Securities and Exchange Commission (SEC). Therefore, this report is focused on Proved reserves and cash flow projections deriving therefrom. Estimates and projections have been made as of September 30, 2010. Reserves have been estimated in accordance with the US Securities and Exchange Commission's (SEC) definitions and guidelines.

Proved Developed Producing (PDP) reserves have been assigned to 22 currently producing wells. Proved Developed Non-Producing (PDNP) reserves have been assigned to nine wells. This Consultant's estimates of net reserves and future net revenues for the total of the wells in which Arkanova currently holds an interest described herein, as of September 30, 2010, are shown in Table 1 below. Reserve estimates and production rate projections were based on the extrapolation of established performance trends.

The lease operating cost used in this analysis was $1,750 per well per month based on the average cost reported by the client. Oil prices were based on the average of West Texas Intermediate (WTI) pricing from the first day of each month in the last twelve months, adjusted by the average Northwest Montana Sour differential to WTI plus $0.50. For the forecast price case, NYMEX futures strips from September 30, 2010 were used for WTI (adjusted by the average oil price differential) and Henry Hub. After the end of the futures strip, prices were held flat. Costs and prices were held flat for the SEC base case and escalated at 2% for the forecast case until flat pricing is reached. Thereafter costs were held flat.

Table 1 Overall Summary

Price Scenario	Reserve Category	Estimated Net Reserves	Estimated Future Net Revenue*	
		Oil (BBL)	Undiscounted ($)	Discounted at 10% ($)
Flat Pricing	Proved Developed Producing,	98,707	1,941,507	1,409,123
	Proved Developed Non-Producing	57,006	1,491,927	813,447
	Total	**155,713**	**3,433,434**	**2,222,570**
Escalated Pricing	Proved Developed Producing	98,929	2,540,831	1,792,791
	Proved Developed Non-Producing	57,450	1,901,511	1,036,742
	Total	**156,379**	**4,442,342**	**2,829,533**

*Before deduction of Federal Income Tax

Wells evaluated for Proved Developed Non-Producing (PDNP) reserves include all shut-in wells with a pump jack on site, and thus minor investments expected to get the well producing. PDNP reserve estimates and production rate projections are based on the analysis of the historical production performance before shut-in. Based on the performance of the wells that have already had workover treatment, the new initial production rate for the PDNP wells is assumed to start at the last production rate prior to shut-in.

Estimated future net revenue reflects the deductions of severance and ad valorem taxes and operating costs. Federal income taxes and other indirect costs have not been deducted.

Field abandonment costs and environmental clean-up costs, net of salvage, were estimated at $200,000, gross. These costs were all charged against the Proved Developed Producing (PDP) reserves. A detailed assessment of potential environmental liabilities has not been performed; thus, these estimated costs could vary. The average workover investment for each shut-in well is $18,300 based on the average cost reported by the client.

Summary cash flows for each pricing scenario and reserve category are included as Tables 2 through 9. Well-by-well cash flow summaries and production forecast curves are included in Appendix A.

As of September 30, 2010, Arkanova's interest in the property was 100 % working interest and 80 % net revenue interest. It is our understanding that on November 23, 2010, Arkanova's interests changed to 70 % working interest and 56 % net revenue interest, and that this change was anticipated on the effective date. We have modeled our forecasts to reflect the interest changes.

Arkanova has recently drilled a new horizontal well, which is not yet producing. It is our understanding that this well was drilled vertically to the Bakken formation, then laterally into the Cut Bank formation. Arkanova plans to complete and perforate this well in the very near future. We have briefly reviewed the logs for the new well and it appears that the Cut Bank interval is wet. It is clear from the logs that the Cut Bank interval is present, however, we are unable to identify the presence of hydrocarbons. Based on the preliminary data results and analysis, we have assigned no reserves to this new well. Arkanova has indicated that in 2011, they plan to drill between one and three new horizontal Cut Bank and/or Bakken wells. Arkanova has contracted two drilling rigs from FX Drilling Company with plans to commence drilling in June 2011. Since development of the Bakken formation is exploratory in this area, we have not assigned any Proved Undeveloped (PUD) reserves to the planned wells.

In our reserve report completed in 2008, Gustavson performed an audit of the original oil in place (OOIP) calculation included in the BLM report on the TMCBSU prepared by Peter J. Ditton, et al., on May 1996. Gustavson spot-checked the sand thickness values from several wells posted on the isopach map, audited the map contours for reasonableness, digitized the contours and calculated bulk reservoir volume. Gustavson also reviewed the other average reservoir properties used in the calculation in the BLM report, and found them to agree with other available data. Using the calculated bulk volume and average parameters from the BLM report, Gustavson calculated OOIP for the TMCBSU of 107,368,000 bbl. This is within 1.9% of the BLM reported OOIP of 105,390,000 bbl. Based on available data, the cumulative oil production through September 2010 is estimated at 10,915,902 barrels or 10.17% of Gustavson's calculated OOIP. Including the remaining proved reserves of 169,576 bbl yields ultimate recovery of only 10.32% of OOIP. We are not aware of any critical changes that would affect our 2008 OOIP evaluation and have not made any adjustments to our calculated OOIP for the TMCBSU.

In April 2010, Schlumberger recalculated Original Oil in Place (OOIP) in their presentation titled *Two Medicine Cut Bank Sand Unit (TMCBSU) Phase 4: OOIP Estimation.* Schlumberger estimates that the OOIP is 130,300,000 bbl. This is approximately 24% higher than the OOIP estimate from the above mentioned 1996 BLM report. Gustavson Associates has not reviewed these calculations in detail. We have no opinion on the accuracy of the Schlumberger presentation or OOIP estimate.

Limiting Conditions and Disclaimers

Reserve estimates presented in this report were based on data and records obtained from Arkanova, Big Bear, IHS Energy, and the Montana Oil and Gas Conservation Division.

Gustavson Associates, LLC, holds neither direct nor indirect financial interest in the subject properties, in Arkanova, or in any other affiliated companies.

The accuracy of any reserve estimate is a function of available data and of geological and engineering interpretation and judgment. While the reserve estimate presented herein is believed to be reasonable, it should be viewed with the understanding that subsequent reservoir performance, changes in pricing structure or market demand may justify its revision.

All data utilized in the preparation of this report are available for examination in our offices. Please contact us if we can be of assistance. We appreciate the opportunity to be of service and look forward to further serving Arkanova.

Very truly yours,
GUSTAVSON ASSOCIATES, LLC.

Letha Lencioni, P.E
Vice-President, Petroleum Engineering
Registered Professional Engineer, State of Colorado, # 29506

APPENDIX

WELL PRODUCTION PLOTS AND CASH FLOWS

Table 2 Cash Flow Forecast, Total Proved, Flat Pricing

ALL PROVED RESERVES
ALL PDP AND PDNP WELLS
TO THE INTEREST OF ARKANOVA

DATE: 12/16/10
TIME: 14:19:39
FILE: CUTBANK-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.CUT: SAMPLE

RESERVES AND ECONOMICS

AS OF SEPTEMBER 30, 2010

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	PRICES OIL $/B	PRICES GAS $/M	OPERATIONS, M$ NET OPER REVENUES	OPERATIONS, M$ SEV+ADV TAXES	OPERATIONS, M$ NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.0% PCT CUM. DISC BTAX, M$
12-10	4.622	.000	3.683	.000	70.42	.00	259.358	16.280	119.064	54.900	69.114	68.056
12-11	23.569	.000	13.199	.000	70.42	.00	929.472	58.310	415.275	64.030	391.837	429.663
12-12	24.281	.000	13.641	.000	70.42	.00	963.557	59.823	441.000	.000	452.734	812.704
12-13	22.979	.000	12.869	.000	70.42	.00	906.166	56.854	441.000	.000	408.312	1126.737
12-14	21.827	.000	12.222	.000	70.42	.00	860.676	54.004	441.000	.000	365.672	1382.446
12-15	20.736	.000	11.612	.000	70.42	.00	817.720	51.304	441.000	.000	325.416	1589.300
12-16	19.699	.000	11.031	.000	70.42	.00	776.803	48.732	441.000	.000	287.071	1755.191
12-17	18.498	.000	10.359	.000	70.42	.00	729.483	45.767	435.248	6.363	242.105	1882.453
12-18	17.243	.000	9.657	.000	70.42	.00	680.044	42.669	426.300	.000	211.075	1983.256
12-19	16.380	.000	9.174	.000	70.42	.00	646.034	40.537	426.300	.000	179.197	2061.056
12-20	15.174	.000	8.497	.000	70.42	.00	598.358	37.548	411.680	.000	149.200	2119.949
12-21	14.417	.000	8.072	.000	70.42	.00	568.426	35.668	411.600	6.363	114.795	2161.244
12-22	13.301	.000	7.449	.000	70.42	.00	524.561	32.911	396.900	6.363	88.387	2190.171
12-23	12.242	.000	6.857	.000	70.42	.00	482.869	30.289	382.200	31.815	38.565	2202.045
12-24	9.676	.000	5.419	.000	70.42	.00	381.609	23.937	308.700	69.993	-21.022	2197.249
12-25	4.572	.000	2.561	.000	70.42	.00	180.347	11.316	132.300	19.089	17.642	2201.791
12-26	3.191	.000	1.788	.000	70.42	.00	125.911	7.900	88.200	.000	29.811	2208.432
12-27	3.033	.000	1.699	.000	70.42	.00	119.645	7.507	88.200	.000	23.938	2213.279
12-28	2.881	.000	1.613	.000	70.42	.00	113.568	7.124	88.200	.000	18.264	2216.661
12-29	2.350	.000	1.317	.000	70.42	.00	92.743	5.819	73.500	.000	13.424	2218.888
S TOT	272.551	.000	152.618	.000	70.42	.00	10747.369	674.299	6408.577	258.936	3405.557	2218.888
REM.	5.526	.000	3.095	.000	70.42	.00	217.949	13.672	176.400	.000	27.877	2222.570
TOTAL	278.077	.000	155.713	.000	70.42	.00	10965.318	687.971	6584.977	258.936	3433.434	2222.570
CUM.	550.736	.000										
ULT.	828.813	.000										

BTAX RATE OF RETURN (PCT)	100.00	PROJECT LIFE (YEARS)	26.333
BTAX PAYOUT	04/17/2011	DISCOUNT RATE (PCT)	10.000
BTAX PAYOUT (DISC)	11/29/2011	GROSS OIL WELLS	30.000
BTAX NET INCOME/INVEST	14.26	GROSS GAS WELLS	.000
BTAX NET INCOME/INVEST (DISC)	15.35	GROSS WELLS	30.000

NET OIL REVENUES (M$)	10965.318
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	10965.318

PRESENT WORTH PROFILE

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	3433.434	30.0	1269.796
2.0	3106.847	35.0	1146.073
5.0	2721.236	40.0	1044.746
8.0	2396.746	45.0	960.394
10.0	2222.577	50.0	888.171
12.0	2070.580	60.0	773.870
15.0	1876.168	70.0	688.356
18.0	1712.766	80.0	621.662
20.0	1619.900	90.0	567.783
25.0	1423.783	100.0	522.197

Table 3 Cash Flow Forecast, Total Proved, Forecast Pricing

ALL PROVED RESERVES
ALL PDP AND PDNP WELLS
TO THE INTEREST OF ARKANOVA

DATE: 10/18/10
TIME: 14:22:59
FILE: SECUTY-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF SEPTEMBER 30, 2010

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	PRICES OIL $/B	PRICES GAS $/M	OPERATIONS, M$ NET OPER REVENUES	OPERATIONS, M$ SEV-ADV TAXES	OPERATIONS, M$ NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-10	4.602	.000	3.683	.000	71.46	.00	263.262	16.524	119.054	54.902	72.784	71.671
12-11	23.569	.000	13.199	.000	77.47	.00	1022.526	64.156	423.579	64.050	470.741	506.544
12-12	24.181	.000	13.541	.000	80.25	.00	1086.667	68.186	458.820	.000	559.661	960.051
12-13	22.979	.000	12.868	.000	80.35	.00	1036.812	65.685	458.000	.000	513.127	1374.722
12-14	21.827	.000	12.222	.000	82.17	.00	1004.282	63.004	477.360	.000	463.918	1699.102
12-15	20.736	.000	11.612	.000	83.31	.00	967.395	60.691	486.900	.000	419.804	1965.953
12-16	19.699	.000	11.031	.000	84.93	.00	936.862	58.777	496.650	.000	381.435	2186.371
12-17	18.498	.000	10.359	.000	86.40	.00	895.013	56.156	499.972	6.363	332.528	2361.150
12-18	17.243	.000	9.657	.000	87.98	.00	849.625	53.306	499.467	.000	296.852	2502.922
12-19	16.380	.000	9.174	.000	87.98	.00	807.125	50.645	509.472	.000	247.008	2610.163
12-20	15.174	.000	8.497	.000	87.98	.00	747.564	46.903	501.732	.000	198.929	2698.678
12-21	14.417	.000	8.072	.000	87.98	.00	710.177	44.554	511.784	.000	153.839	2743.878
12-22	13.697	.000	7.671	.000	87.98	.00	674.895	42.339	511.784	12.726	108.046	2779.314
12-23	12.242	.000	6.857	.000	87.98	.00	603.275	37.851	475.228	31.815	58.381	2797.066
12-24	9.676	.000	5.419	.000	87.98	.00	476.760	29.914	383.838	69.993	-6.985	2796.257
12-25	4.372	.000	2.361	.000	87.98	.00	225.318	14.137	164.502	19.059	27.590	2803.036
12-26	3.191	.000	1.785	.000	87.98	.00	157.309	9.870	109.668	.000	37.771	2811.451
12-27	3.033	.000	1.699	.000	87.98	.00	149.476	9.380	109.668	.000	30.430	2817.613
12-28	2.881	.000	1.613	.000	87.98	.00	141.922	8.906	109.668	.000	23.340	2821.911
12-29	2.350	.000	1.317	.000	87.98	.00	115.869	7.269	91.390	.000	17.210	2824.792
S TOT	270.947	.000	152.840	.000	84.29	.00	12892.132	808.251	7408.536	258.936	4406.409	2824.792
REM.	6.320	.000	3.539	.000	87.98	.00	301.362	19.537	255.692	.000	35.933	2829.533
TOTAL	277.267	.000	156.379	.000	84.37	.00	13193.494	827.788	7664.426	258.936	4442.342	2829.533
CUM.	350.736	.000										
ULT.	628.003	.000										

NET OIL REVENUES (M$)	13193.494
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	13193.494

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	03/29/2011
BTAX PAYOUT (DISC)	11/22/2011
BTAX NET INCOME/INVEST	18.16
BTAX NET INCOME/INVEST (DISC)	19.29

PROJECT LIFE (YEARS)	26.333
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	30.000
GROSS GAS WELLS	.000
GROSS WELLS	30.000

PRESENT WORTH PROFILE

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	4442.342	30.0	1582.795
2.0	4035.314	35.0	1423.334
5.0	3476.373	40.0	1293.268
8.0	3060.039	45.0	1185.429
10.0	2829.533	50.0	1094.678
12.0	2635.910	60.0	950.776
15.0	2373.108	70.0	841.982
18.0	2160.250	80.0	756.986
20.0	2037.659	90.0	688.778
25.0	1782.424	100.0	632.648

Table 4 Cash Flow Forecast, Total Proved Developed Producing, Flat Pricing

PROVED DEVELOPED RESERVES
ALL PDP WELLS
TO THE INTEREST OF ARKANOVA

DATE: 12/14/10
TIME: 13:07:59
FILE: CUTBAN-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF SEPTEMBER 30, 2010

-END- MO-YR	---GROSS PRODUCTION--- OIL, MBBL	GAS, MMCF	----NET PRODUCTION---- OIL, MBBL	GAS, MMCF	--PRICES-- OIL $/B	GAS $/M	--------OPERATIONS, M$-------- NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-10	4.502	.000	3.603	.000	70.42	.00	253.724	15.926	117.304	.000	120.494	119.044
12-11	17.169	.000	9.615	.000	70.42	.00	677.386	42.474	323.400	.000	311.212	408.676
12-12	16.304	.000	9.130	.000	70.42	.00	642.933	40.334	323.400	.000	279.199	644.896
12-13	15.497	.000	8.678	.000	70.42	.00	611.106	38.343	323.400	.000	249.363	836.693
12-14	14.717	.000	8.241	.000	70.42	.00	580.334	36.413	323.400	.000	220.521	990.889
12-15	13.963	.000	7.830	.000	70.42	.00	551.392	34.594	323.400	.000	193.398	1113.823
12-16	13.284	.000	7.439	.000	70.42	.00	523.854	32.862	323.400	.000	167.592	1210.671
12-17	12.404	.000	6.947	.000	70.42	.00	489.209	30.690	317.646	6.363	134.508	1281.409
12-18	11.453	.000	6.414	.000	70.42	.00	451.672	28.340	308.700	.000	114.632	1336.154
12-19	10.879	.000	6.093	.000	70.42	.00	429.070	26.924	308.700	.000	93.446	1376.724
12-20	10.337	.000	5.788	.000	70.42	.00	407.591	25.579	308.700	.000	73.312	1405.659
12-21	9.821	.000	5.499	.000	70.42	.00	387.237	24.301	308.700	6.363	47.873	1422.942
12-22	8.935	.000	5.004	.000	70.42	.00	352.384	22.108	294.000	6.363	29.913	1432.736
12-23	8.095	.000	4.534	.000	70.42	.00	319.282	20.027	279.300	31.815	-11.860	1429.715
12-24	5.736	.000	3.213	.000	70.42	.00	226.261	14.192	205.800	69.993	-63.724	1413.409
12-25	1.212	.000	.679	.000	70.42	.00	47.816	2.999	44.100	19.089	-18.372	1409.123
12-26												
12-27												
12-28												
12-29												
S TOT	174.328	.000	98.707	.000	70.42	.00	6950.951	436.106	4433.352	139.986	1941.507	1409.123
REM.	.000	.000	.000	.000	.00	.00	.000	.000	.000	.000	.000	1409.123
TOTAL	174.328	.000	98.707	.000	70.42	.00	6950.951	436.106	4433.352	139.986	1941.507	1409.123
CUM.	391.166	.000										
ULT.	565.494	.000										

NET OIL REVENUES (M$)	6950.951
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	6950.951

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	01/23/2011
BTAX PAYOUT (DISC)	10/10/2010
BTAX NET INCOME/INVEST	14.87
BTAX NET INCOME/INVEST (DISC)	37.21

PROJECT LIFE (YEARS)	15.333
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	22.000
GROSS GAS WELLS	.000
GROSS WELLS	22.000

---------PRESENT WORTH PROFILE---------

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	1941.507	30.0	999.354
2.0	1839.836	35.0	927.242
5.0	1636.406	40.0	767.209
8.0	1493.438	45.0	716.586
10.0	1409.123	50.0	673.374
12.0	1333.324	60.0	603.610
15.0	1233.307	70.0	549.604
18.0	1147.106	80.0	507.077
20.0	1096.136	90.0	472.274
25.0	987.235	100.0	443.391

Table 5 Cash Flow Forecast, Total Proved Developed Producing, Forecast Pricing

PROVED DEVELOPED RESERVES
ALL PDP WELLS
TO THE INTEREST OF ARKANOVA

DATE: 12/14/10
TIME: 13:27:44
FILE: ESCOUT-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF SEPTEMBER 30, 2010

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	PRICES OIL $/B	PRICES GAS $/M	OPERATIONS, M$ NET OPER REVENUES	OPERATIONS, M$ SEV+ADV TAXES	OPERATIONS, M$ NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-10	4.502	.000	3.603	.000	71.48	.00	257.544	16.165	117.304	.000	124.075	122.581
12-11	17.169	.000	9.615	.000	77.47	.00	744.875	46.737	329.868	.000	368.270	465.318
12-12	16.304	.000	9.130	.000	80.25	.00	732.683	45.976	336.468	.000	350.239	761.640
12-13	15.497	.000	8.678	.000	81.35	.00	705.955	44.297	343.200	.000	318.458	1006.581
12-14	14.717	.000	8.241	.000	82.17	.00	677.164	42.482	350.064	.000	284.619	1205.592
12-15	13.983	.000	7.830	.000	83.31	.00	652.317	40.925	357.060	.000	254.332	1367.263
12-16	13.284	.000	7.439	.000	84.93	.00	631.794	39.637	364.210	.000	227.947	1498.982
12-17	12.404	.000	6.947	.000	86.40	.00	600.223	37.660	364.884	6.363	191.316	1599.376
12-18	11.453	.000	6.414	.000	87.98	.00	564.306	35.405	361.683	.000	167.218	1679.436
12-19	10.879	.000	6.093	.000	87.98	.00	536.060	33.639	368.928	.000	133.493	1737.393
12-20	10.337	.000	5.789	.000	87.98	.00	509.226	31.949	376.299	.000	100.978	1777.248
12-21	9.821	.000	5.499	.000	87.98	.00	483.805	30.352	383.838	.000	69.615	1802.228
12-22	9.331	.000	5.226	.000	87.98	.00	459.754	28.843	383.938	12.726	34.377	1813.634
12-23	8.095	.000	4.534	.000	87.98	.00	398.897	25.028	347.282	31.813	-5.228	1812.524
12-24	5.736	.000	3.213	.000	87.98	.00	282.878	17.737	255.892	69.993	-60.944	1798.969
12-25	1.212	.000	.679	.000	87.98	.00	59.739	3.749	54.834	19.089	-17.933	1792.791
12-26												
12-27												
12-28												
12-29												
S TOT	174.724	.000	98.929	.000	83.87	.00	8297.050	520.581	5095.652	139.986	2540.831	1792.791
REM.	.000	.000	.000	.000	.00	.00	.000	.000	.000	.000	.000	1792.791
TOTAL	174.724	.000	98.929	.000	83.87	.00	8297.050	520.581	5095.652	139.986	2540.831	1792.791
CUM.	391.166	.000										
ULT.	565.891	.000										

NET OIL REVENUES (M$)	8297.050
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	8297.050

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	01/16/2011
BTAX PAYOUT (DISC)	10/29/2011
BTAX NET INCOME/INVEST	19.15
BTAX NET INCOME/INVEST (DISC)	47.30

PROJECT LIFE (YEARS)	15.333
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	22.000
GROSS GAS WELLS	.000
GROSS WELLS	22.000

PRESENT WORTH PROFILE

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	2540.831	30.0	1107.321
2.0	2332.484	35.0	1012.733
5.0	2110.644	40.0	934.452
8.0	1908.357	45.0	868.795
10.0	1792.791	50.0	813.000
12.0	1669.039	60.0	723.516
15.0	1553.113	70.0	654.391
18.0	1436.874	80.0	600.866
20.0	1368.629	90.0	557.082
25.0	1223.485	100.0	520.857

Table 6 Cash Flow Forecast, Total Proved Developed Non-Producing, Flat Pricing

PROVED DEVELOPED NON-PRODUCING RESERVES
ALL PDNP WELLS
TO THE INTEREST OF ARKANOVA

DATE: 12/16/10
TIME: 14:19:39
FILE: CUTBAN-1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF SEPTEMBER 30, 2010

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	PRICES OIL $/B	PRICES GAS $/M	OPERATIONS, M$ NET OPER REVENUES	OPERATIONS, M$ SEV+ADV TAXES	OPERATIONS, M$ NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-10	.100	.000	.080	.000	70.42	.00	5.634	.354	1.750	54.900	-51.370	-50.999
12-11	6.400	.000	3.584	.000	70.42	.00	252.386	15.836	91.875	64.050	80.625	20.997
12-12	7.577	.000	4.411	.000	70.42	.00	310.624	19.489	117.600	.000	173.535	167.808
12-13	7.482	.000	4.190	.000	70.42	.00	295.060	18.511	117.600	.000	158.949	290.064
12-14	7.110	.000	3.981	.000	70.42	.00	280.342	17.591	117.600	.000	145.151	391.557
12-15	6.753	.000	3.782	.000	70.42	.00	266.329	16.710	117.600	.000	132.019	475.477
12-16	6.415	.000	3.592	.000	70.42	.00	252.949	15.870	117.600	.000	119.479	544.520
12-17	6.094	.000	3.412	.000	70.42	.00	240.274	15.077	117.600	.000	107.597	601.044
12-18	5.790	.000	3.243	.000	70.42	.00	228.372	14.329	117.600	.000	96.443	647.102
12-19	5.501	.000	3.081	.000	70.42	.00	216.964	13.613	117.600	.000	85.751	684.332
12-20	4.837	.000	2.709	.000	70.42	.00	190.767	11.969	102.900	.000	75.899	714.290
12-21	4.596	.000	2.573	.000	70.42	.00	181.189	11.367	102.900	.000	66.922	738.302
12-22	4.366	.000	2.445	.000	70.42	.00	172.177	10.803	102.900	.000	58.474	757.375
12-23	4.147	.000	2.323	.000	70.42	.00	163.587	10.262	102.900	.000	50.425	772.330
12-24	3.940	.000	2.206	.000	70.42	.00	155.347	9.745	102.900	.000	42.702	783.841
12-25	3.360	.000	1.882	.000	70.42	.00	132.531	8.317	88.200	.000	36.014	792.666
12-26	3.191	.000	1.788	.000	70.42	.00	125.911	7.900	88.200	.000	29.811	799.309
12-27	3.033	.000	1.699	.000	70.42	.00	119.645	7.507	88.200	.000	23.938	804.156
12-28	2.881	.000	1.613	.000	70.42	.00	113.588	7.124	88.200	.000	18.264	807.518
12-29	2.350	.000	1.317	.000	70.42	.00	92.743	5.819	73.500	.000	13.424	809.765
S TOT	96.223	.000	53.911	.000	70.42	.00	3796.418	238.193	1975.225	118.950	1464.050	809.765
REM.	3.526	.000	3.095	.000	70.42	.00	217.949	13.672	176.400	.000	27.877	813.447
TOTAL	101.749	.000	57.006	.000	70.42	.00	4014.367	251.865	2151.625	118.950	1491.927	813.447
CUM.	159.570	.000										
ULT.	261.319	.000										

NET OIL REVENUES (M$)	4014.367
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	4014.367

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	10/18/2011
BTAX PAYOUT (DISC)	11/04/2011
BTAX NET INCOME/INVEST	13.54
BTAX NET INCOME/INVEST (DISC)	8.01

PROJECT LIFE (YEARS)	26.333
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	9.000
GROSS GAS WELLS	.000
GROSS WELLS	9.000

PRESENT WORTH PROFILE

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	1491.927	30.0	370.442
2.0	1297.011	35.0	318.831
5.0	1071.828	40.0	277.337
8.0	903.308	45.0	243.808
10.0	813.447	50.0	215.797
12.0	737.256	60.0	172.060
15.0	642.561	70.0	139.580
18.0	566.660	80.0	114.585
20.0	523.686	90.0	94.829
25.0	436.528	100.0	78.806

Table 7 Cash Flow Forecast, Total Proved Developed Non-Producing, Forecast Pricing

PROVED DEVELOPED NON-PRODUCING RESERVES
ALL PUMP WELLS
TO THE INTEREST OF ARKANOVA

DATE: 12/16/10
TIME: 14:22:59
FILE: ESCCCT~1
PROP: -1
STID: BASE
.CMD: CUTBANK
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF SEPTEMBER 30, 2010

-END-	---GROSS PRODUCTION---		----NET PRODUCTION----		--PRICES--		--------OPERATIONS, M$--------					10.00 PCT
MO-YR	OIL, MBBL	GAS, MMCF	OIL, MBBL	GAS, MMCF	OIL $/B	GAS $/M	NET OPER REVENUES	SEV-ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM. DISC BTAX, M$
12-10	.100	.000	.060	.000	71.47	.00	5.716	.359	1.750	34.900	-51.291	-50.910
12-11	6.400	.000	3.584	.000	77.47	.00	277.651	17.419	93.711	64.030	102.471	42.226
12-12	7.877	.000	4.411	.000	80.25	.00	353.984	22.210	122.352	.000	209.422	218.411
12-13	7.482	.000	4.190	.000	81.35	.00	340.857	21.386	124.800	.000	194.669	368.140
12-14	7.110	.000	3.981	.000	82.17	.00	327.118	20.522	127.296	.000	179.300	493.510
12-15	6.753	.000	3.782	.000	83.31	.00	315.078	19.766	129.840	.000	165.472	598.693
12-16	6.415	.000	3.592	.000	84.93	.00	305.068	19.140	132.440	.000	153.488	687.389
12-17	6.094	.000	3.412	.000	86.40	.00	294.796	18.496	135.088	.000	141.212	761.574
12-18	5.790	.000	3.243	.000	87.98	.00	285.319	17.901	137.784	.000	129.634	823.486
12-19	5.501	.000	3.081	.000	87.98	.00	271.065	17.006	140.544	.000	113.515	872.769
12-20	4.837	.000	2.709	.000	87.98	.00	238.336	14.954	125.433	.000	97.951	911.430
12-21	4.596	.000	2.573	.000	87.98	.00	226.372	14.202	127.946	.000	84.224	941.650
12-22	4.366	.000	2.445	.000	87.98	.00	215.111	13.496	127.946	.000	73.669	965.680
12-23	4.147	.000	2.323	.000	87.98	.00	204.378	12.823	127.946	.000	63.609	984.542
12-24	3.940	.000	2.206	.000	87.98	.00	194.062	12.177	127.946	.000	53.959	999.088
12-25	3.360	.000	1.882	.000	87.98	.00	165.579	10.386	109.668	.000	45.523	1010.245
12-26	3.191	.000	1.788	.000	87.98	.00	157.309	9.870	109.668	.000	37.771	1018.660
12-27	3.033	.000	1.699	.000	87.98	.00	149.478	9.380	109.668	.000	30.430	1024.822
12-28	2.881	.000	1.613	.000	87.98	.00	141.912	8.904	109.668	.000	23.340	1029.120
12-29	2.350	.000	1.317	.000	87.98	.00	115.869	7.269	91.390	.000	17.210	1032.001
S TOT	96.223	.000	53.911	.000	85.05	.00	4585.082	287.670	2312.884	118.950	1865.578	1032.001
REM.	6.320	.000	3.539	.000	87.98	.00	311.362	19.537	255.892	.000	35.933	1036.742
TOTAL	102.543	.000	57.450	.000	85.23	.00	4896.444	307.207	2568.776	118.950	1901.511	1036.742
CUM.	159.570	.000										
ULT.	262.113	.000										

NET OIL REVENUES (M$)	4896.444
NET GAS REVENUES (M$)	.000
TOTAL REVENUES (M$)	4896.444

BTAX RATE OF RETURN (PCT)	100.00
BTAX PAYOUT	09/10/2011
BTAX PAYOUT (DISC)	09/24/2011
BTAX NET INCOME/INVEST	16.99
BTAX NET INCOME/INVEST (DISC)	9.94

PROJECT LIFE (YEARS)	26.333
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	8.000
GROSS GAS WELLS	.000
GROSS WELLS	8.000

---------PRESENT WORTH PROFILE---------

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	1901.511	30.0	475.469
2.0	1652.830	35.0	410.601
5.0	1365.729	40.0	358.516
8.0	1151.082	45.0	316.634
10.0	1036.742	50.0	281.679
12.0	939.871	60.0	227.262
15.0	819.996	70.0	186.991
18.0	723.376	80.0	156.099
20.0	668.930	90.0	131.698
25.0	559.769	100.0	111.991